UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2006

FIRST STATE BANCORPORATION

(Exact Name of Registrant as Specified in Charter)

New Mexico	001-12487	85-0366665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Jefferson N.E.

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (505) 241-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 4, 2006, First State Bancorporation, a New Mexico corporation (“First State”), MSUB, Inc., a Colorado corporation and a wholly owned subsidiary of First State (“Merger Sub”), Front Range Capital Corporation, a Colorado corporation (“Front Range”) and Heritage Bank, a Colorado state chartered bank and a wholly owned subsidiary of Front Range (“Heritage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The description of the Merger Agreement set forth below is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.

Pursuant to the Merger Agreement, Merger Sub will merge (the “Merger”) with and into Front Range with Front Range surviving. Under the terms of the Merger Agreement, each issued and outstanding share of Front Range common stock, the 1987 voting preferred stock and the 1988 non-voting preferred stock will be converted into the right to receive $35.904 (rounded to the nearest full cent) per share in cash, and each issued and outstanding share of Front Range 2000 non-voting preferred stock will be converted into the right to receive $1,000 per share in cash. The total consideration for the acquisition of Front Range is $72 million. Concurrently with the Merger, First Community Bank, a New Mexico state chartered bank and a wholly owned subsidiary of First State, and Heritage will enter into a subsidiary merger agreement where Heritage will merge with and into First Community Bank with First Community Bank surviving.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of Front Range’s stockholders and the receipt of applicable regulatory approvals. In the event of a termination of the Merger Agreement under certain circumstances, First State or Front Range may be required to pay the other a termination fee as set forth in the Merger Agreement.

On October 4, 2006, First State also entered into a support agreement with certain stockholders of Front Range, including executive officers and directors of Front Range, who collectively have the power to vote approximately 515,370 shares of the voting common stock of Front Range, representing approximately 28% of Front Range’s outstanding voting common stock, and 1,666 shares of the voting preferred stock of Front Range, representing approximately 33% of Front Range’s outstanding voting preferred stock.

Item 8.01	OTHER EVENTS.

On October 4, 2006, First State and Front Range issued a joint press release announcing the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, as stated in the October 4, 2006 press release, First State will host a conference call to discuss this acquisition, which will be simulcast over the Internet on Thursday, October 5, 2006 at 5:00 p.m. Eastern Time. A copy of the slide presentation for the conference call on October 5, 2006 is attached hereto as Exhibit 99.2.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of October 4, 2006, by and among First State Bancorporation, MSUB, Inc., Front Range Capital Corporation and Heritage Bank

Exhibit 99.1	First State Bancorporation and Front Range joint press release dated October 4, 2006

Exhibit 99.2	Slide presentation for the October 5, 2006 conference call discussing the acquisition of Front Range Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION

Date: October 5, 2006

	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of October 4, 2006, by and among First State Bancorporation, MSUB, Inc., Front Range Capital Corporation and Heritage Bank

Exhibit 99.1	First State Bancorporation and Front Range joint press release dated October 4, 2006

Exhibit 99.2	Slide presentation for the October 5, 2006 conference call discussing the acquisition of Front Range Capital Corporation.